                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-12

                             RESOURCE AMERICA, INC.
                             ----------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:
        ________________________________________________________________________

        (2) Aggregate number of securities to which transaction applies:
        ________________________________________________________________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ________________________________________________________________________

        (4) Proposed maximum aggregate value of transaction:
        ________________________________________________________________________

        (5) Total fee paid:
        ________________________________________________________________________


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount previously paid:_____________________________________________
        (2) Form, Schedule or Registration Statement No.:_______________________
        (3) Filing Party:_______________________________________________________
        (4) Date Filed:_________________________________________________________

                             RESOURCE AMERICA, INC.
                    1845 Walnut Street Philadelphia, PA 19103

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON WEDNESDAY, MAY 11, 2005

To the Stockholders of RESOURCE AMERICA, INC.:

         Notice is hereby given that the annual meeting of stockholders of RESOURCE AMERICA, INC., a Delaware corporation (the "Company"), will be held at The Philadelphia Art Alliance, 251 South 18th Street, Philadelphia, Pennsylvania, on Wednesday, May 11, 2005, at 9:00 a.m. (the "Meeting"), for the following purposes:

         1. To elect two directors to serve three-year terms expiring at the annual meeting of stockholders in 2008.

         2. To approve a proposal to adopt the Resource America, Inc. 2005 Omnibus Equity Compensation Plan.

         3. To transact such other business as may properly be brought before the Meeting and any adjournment thereof.

         Only stockholders of record on the books of the Company at the close of business on March 15, 2005, will be entitled to notice of and to vote at the Meeting or any adjournment thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection at the Meeting and for 10 days prior to the Meeting at the offices of the Company, at 1845 Walnut Street, Philadelphia, Pennsylvania 19103. The stock transfer books will not be closed.

         STOCKHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE. ONLY PERSONS WHO ARE STOCKHOLDERS AS OF MARCH 15, 2005 OR THEIR DULY AUTHORIZED REPRESENTATIVES OR PROXIES ARE INVITED TO ATTEND THE MEETING. IF YOU PLAN TO ATTEND YOU NEED TO BRING A FORM OF PERSONAL IDENTIFICATION WITH YOU. IF YOUR STOCK IS HELD OF RECORD BY A BANK, BROKER OR OTHER NOMINEE, YOU ALSO NEED TO BRING AN ACCOUNT STATEMENT INDICATING THAT YOU BENEFICIALLY OWN THE SHARES AS OF THE RECORD DATE, OR A LETTER FROM THE RECORD HOLDER INDICATING THAT YOU BENEFICIALLY OWN THE SHARES AS OF THE RECORD DATE, AND IF YOU WISH TO VOTE AT THE MEETING YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.


                                           By order of the Board of Directors,
                                           Michael S. Yecies, Secretary
                                           April 8, 2005

                             RESOURCE AMERICA, INC.
                  1845 Walnut Street    Philadelphia, PA 19103
                  --------------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                  --------------------------------------------

                                     GENERAL

INTRODUCTION

         The annual meeting of stockholders of Resource America, Inc. (the "Company") will be held on May 11, 2005, at 9:00 a.m. (the "Meeting") at The Philadelphia Art Alliance, 251 South 18th Street, Philadelphia, Pennsylvania for the purposes set forth in the accompanying notice. Only stockholders of record at the close of business on March 15, 2005, will be entitled to notice of and to vote at the Meeting.

         This statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies from holders of its common stock to be used at the Meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and returned to the Company, and not revoked, will be voted at the Meeting and any and all adjournments thereof.

         This proxy statement and the accompanying form of proxy are being sent on or about April 8, 2005, to stockholders of record as of March 15, 2005.

REVOCATION OF PROXY

         If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time prior to its use by giving written notice of revocation to the Secretary of the Company at its Philadelphia address stated herein, by submitting a later dated proxy or by attending the Meeting and voting in person.

EXPENSES AND MANNER OF SOLICITATION

         The cost of soliciting proxies for the Meeting, including the cost of preparing, assembling and mailing this Proxy Statement and the accompanying form of proxy will be borne by the Company. Proxies may be solicited by directors, officers and regular employees of the Company either personally, by letter, or by telephone. No director, officer, or employee who solicits proxies will be specially compensated for soliciting such proxies. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's common stock.

                              VOTING AT THE MEETING

         Only stockholders of record at the close of business on March 15, 2005, will be entitled to vote at the Meeting. As of March 15, 2005, the Company had 17,536,569 shares of common stock outstanding. At the Meeting, the holders of common stock will be entitled to one vote per share on each matter of business properly brought before the Meeting.

         The presence in person or by proxy of holders of the Company's outstanding common stock representing not less than a majority of the outstanding shares of common stock will constitute a quorum. The affirmative vote of a plurality of the shares represented at the Meeting, in person or by proxy, will be necessary for the election of directors. Approval of the Resource America, Inc. 2005 Omnibus Equity Compensation Plan (the "Equity Compensation Plan") and all other business properly brought before the Meeting will require a favorable vote of a majority of the shares represented at the Meeting, in person or by proxy, and entitled to vote.

         Abstentions may be specified on the adoption of the Equity Compensation Plan and on any other properly presented business and will be considered present for purposes of determining the presence of a quorum. Abstentions will have the effect of votes against the proposal to adopt the Equity Compensation Plan. Broker non-votes, with respect to shares present at the Meeting, in person or by proxy, will have no effect on any such matter. Any proxy not specifying to the contrary will be voted FOR the election of the specified directors and FOR adoption of the Equity Compensation Plan.

         Brokers that are member firms of the New York Stock Exchange and who hold shares in street name for customers generally have the discretion to vote those shares with respect to certain matters, including the election of directors, if they have not received instructions from the beneficial owners. Brokers will not have such discretionary authority with respect to the proposal to adopt the Equity Compensation Plan. A failure by brokers to vote shares held by them in nominee name will mean that such shares will not be counted for the purposes of establishing a quorum and will not be voted.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number and percentage of shares of common stock owned, as of March 15, 2005, by (a) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding shares of the Company's common stock, (b) each of the Company's present directors, (c) each of the Company's executive officers and (d) all of the Company's present executive officers and directors as a group. This information is reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of common stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

                                                                                                     COMMON STOCK
                                                                             ------------------------------------------------------
                                                                             AMOUNT AND NATURE OF                        PERCENT OF
BENEFICIAL OWNER                                                             BENEFICIAL OWNERSHIP                          CLASS
----------------                                                             --------------------                        ----------
DIRECTORS (16)
----------
Michael J. Bradley.........................................................            0 (16)                                *
Carlos C. Campbell.........................................................       18,663 (1)(2)                              *
Edward E. Cohen............................................................    1,950,241 (3)(4)(6)(7)(8)(9)(10)             10.84%
Jonathan Z. Cohen..........................................................      574,375 (3)(4)(6)(7)(8)(11)                 3.19%
Kenneth A. Kind ...........................................................        8,115                                     *
Andrew M. Lubin............................................................       19,023 (1)(2)                              *
John S. White..............................................................       19,183 (1)(2)                              *

NON-DIRECTOR EXECUTIVE OFFICERS (16)
-------------------------------
Steven J. Kessler..........................................................      133,236 (3)(4)(7)(8)                        *
Freddie M. Kotek...........................................................      154,485 (3)(4)(5)(7)(8)(16)                 *
Alan F. Feldman............................................................      100,081 (3)(7)(8)                           *
All named executive officers and directors as
a group (10 persons).......................................................    2,931,152 (1)(2)(3)(4)(5)(6)(7)(8)(9)(10)    15.62%

OTHER OWNERS OF MORE THAN
5% OF OUTSTANDING SHARES
------------------------
Cobalt Capital Management, Inc.(12)........................................    1,320,982                                     7.53%
Dimensional Fund Advisors Inc.(13).........................................    1,470,641                                     8.39%
Leon G. Cooperman(14)......................................................      926,400                                     5.28%
Spencer Capital Management, LLC(15)   .....................................      884,866                                     5.05%

-----------------
* Less than 1%

(1) Includes vested units representing the right to receive one share of Company common stock per unit granted under the Company's 1997 Non-Employee Directors Deferred Stock and Deferred Compensation Plan in the following amounts: Mr. Campbell - 15,000 units; Mr. Lubin - 15,000 units; Mr. Neff - 12,000 units; and Mr. White - 15,000 units.
(2) Includes vested units representing the right to receive one share of Company common stock per unit granted under the Company's 2002 Non-Employee Directors Deferred Stock and Deferred Compensation Plan in the following amounts: Mr. Campbell - 3,183 units; Mr. Lubin - 3,183 units; Mr. Neff - 3,183 units; and Mr. White - 3,183 units.
(3) Includes shares allocated under the Company's Employee Stock Ownership Plan in the following amounts: Mr. E. Cohen - 73,683 shares; Mr. J. Cohen
       - 588 shares; Mr. Feldman - 81 shares; Mr. Kessler - 618 shares; and Mr. Kotek - 18,431 shares, as to which each has voting power.
(4) Includes shares allocated under the Company's Investment Savings Plan, or 401(k) plan, in the following amounts: Mr. E. Cohen - 20,105 shares; Mr.
       J. Cohen - 12,537 shares; Mr. Kessler - 13,102 shares; and Mr. Kotek - 19,076 shares, as to which each has voting power.
(5) Includes 29,495 shares issuable on exercise of options granted under the Company's 1989 Key Employee Stock Option Plan.
(6) Includes 93,885 shares issuable on exercise of options granted under the Company's 1997 Key Employee Stock Option Plan.
(7) Includes shares issuable on exercise of options granted under the Company's 1999 Key Employee Stock Option Plan in the following amounts:
       Mr. E. Cohen - 300,000 shares; Mr. J. Cohen - 301,115 shares; Mr. Feldman
       - 13,266 shares; Mr. Kessler - 55,000 shares; and Mr. Kotek - 40,000 shares.
(8) Includes shares issuable on exercise of options granted under the Company's 2002 Key Employee Stock Option Plan in the following amounts:
       Mr. E. Cohen - 150,000 shares; Mr. J. Cohen - 75,000 shares; Mr. Feldman
       - 86,734 shares; Mr. Kessler - 15,000 shares; and Mr. Kotek - 15,000 shares.
(9) Includes 449,516 shares held by a private charitable foundation of which Mr. E. Cohen serves as a co-trustee. Mr. E. Cohen disclaims beneficial ownership of these shares.
(10) Includes 92,500 shares held in trusts for the benefit of Mr. E. Cohen's spouse and/or children. Mr. E. Cohen disclaims beneficial ownership of these shares.
(11) Includes 46,250 shares held in a trust of which Mr. J. Cohen is a co-trustee and co-beneficiary. These shares are also included in the shares referred to in footnote 10 above.
(12) This information is based on Schedule 13G/A filed with the SEC on February 14, 2005. Includes 1,320,982 shares to which shared voting and dispositive power is claimed. The address for Cobalt Capital Management, Inc. is 237 Park Avenue, Suite 900, New York, New York 10012.
(13) This information is based on Schedule 13G/A filed with the SEC on February 9, 2005. Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over 1,470,641 shares of the Company's common stock as of December 31, 2004. The Funds own all of these securities. Dimensional disclaims beneficial ownership of such securities. The address for Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(14) This information is based on Schedule 13G filed with the SEC on February 9, 2005. Includes 586,000 shares as to which sole voting and dispositive power is claimed and 340,400 shares as to which shared voting and dispositive power is claimed. Mr. Cooperman's address is 88 Pine Street, Wall Street Plaza, 31st Floor, New York, New York 10005.
(15) This information is based on Schedule 13G filed with the SEC on December 20, 2004. The address for Spencer Capital Management, LLC is 200 W. 57th Street, Suite 602, New York, New York 10019.
(16) The address for all the Company's directors and officers is 1845 Walnut Street, Suite 1000, Philadelphia, Pennsylvania 19103. Mr. Kotek was an executive officer of the Company until May 2004, and he currently is an executive officer of Atlas America, Inc. Mr. Bradley became a director of the Company after March 15, 2005, which is the date on which the amount and nature of beneficial ownership of Company common stock is calculated.

                        PROPOSAL 1. ELECTION OF DIRECTORS
DIRECTORS

         The Board of Directors is divided into three classes with directors in each class serving three-year terms. The terms of directors in the Class of 2005 expire at the annual meeting of stockholders to which this proxy statement relates. The Board of Directors has nominated Carlos C. Campbell and Edward E. Cohen for re-election as directors in the Class of 2008.

         The persons named in the enclosed proxy intend, in the absence of a contrary direction, to vote for Messrs. Campbell and E. Cohen as directors of the Company in the Class of 2008, for three-year terms expiring at the 2008 annual meeting of stockholders, or until their successors are elected or appointed. Should either nominee become unable or refuse to accept nomination or election as a director in the Class of 2008, it is intended that the persons named as proxies will vote for the election of such other person as the Board of Directors may recommend. The Board of Directors knows of no reason why either nominee might be unable or refuse to accept nomination or election.

         Information is set forth below regarding the principal occupation of each nominee and each of the other directors of the Company. There are no family relationships among the nominees and directors of the Company except that Jonathan Z. Cohen, President, Chief Executive Officer and a director of the Company, is a son of Edward E. Cohen, Chairman of the Board of Directors of the Company.

                                                                                  YEAR IN WHICH
NAMES OF DIRECTORS, PRINCIPAL                                                        SERVICE               TERM TO EXPIRE
OCCUPATION AND OTHER INFORMATION                                                AS DIRECTOR BEGAN         AT ANNUAL MEETING
--------------------------------                                                -----------------         -----------------
Nominees for election:

CARLOS C. CAMPBELL, 67, President of C.C. Campbell and Company (a management consulting firm) since 1985. Director of PICO Holdings, Inc. (a publicly-traded diversified holding company) since 1998. Director of
NetWolves Corporation (a publicly-traded information technology company)
since 2003.                                                                            1990                     2005

EDWARD E. COHEN, 66, Chairman of the Board of the Company since 1990. Chief
Executive Officer of the Company from 1988 to 2004. President of the Company from 2000 to 2003. Chairman of the Managing Board of Atlas Pipeline Partners
GP, LLC ("Atlas Pipeline") (a wholly-owned subsidiary of the Company that is the general partner of a publicly-traded limited partnership, Atlas Pipeline
Partners, L.P., that owns and operates natural gas pipelines) since its formation in 1999. Chairman, Chief Executive Officer and President of Atlas
America, Inc. (a publicly traded energy company that is 80% owned by the
Company) since its formation in 2000. Director of TRM Corporation (a publicly-traded consumer services company) since 1998. Chairman of the Board of Brandywine Construction & Management, Inc. (a property management company)
since 1994.                                                                            1988                     2005

Directors other than current nominees who serve for the terms indicated:

MICHAEL J. BRADLEY, 60, Co-owner and Managing Director of BF Healthcare, Inc.
(a supplier of physician services to hospitals and assisted living facilities) since 1994. Director of SourceCorp. (a publicly traded provider of business process outsourcing solutions) since 1996. Chairman of the Board of First Executive Bank from 1988 to 1998. Vice Chairman of First Republic
Bank from 1998 to 2003.                                                                2005                     2007

JONATHAN Z. COHEN, 34, President of the Company since 2003, Chief Executive
Officer of the Company since 2004 and a Director of the Company since 2002.
Chief Operating Officer of the Company from 2002 to 2004. Executive Vice
President of the Company from 2001 to 2003. Senior Vice President of the Company from 1999 to 2001. Vice Chairman of the Managing Board of Atlas Pipeline since its formation in 1999. Vice Chairman and a director of Atlas America since its formation in 2000. Trustee and Secretary of RAIT Investment Trust ("RAIT") (a
publicly-traded real estate investment trust) since 1997. Vice Chairman of RAIT since 2003. Chairman of the Board of The Richardson Company (a sales consulting
company) since 1999.                                                                    2002                     2006

KENNETH A. KIND, 51, Vice President of Medi-Promotions, Inc. (a healthcare advertising company) since 1991. Director of Van Ameringen Foundation (a private
charitable foundation) since 1995.                                                      2004                     2006

ANDREW M. LUBIN, 58, President of Delaware Financial Group, Inc. (a private
investment firm) since 1990.                                                            1994                     2007

JOHN S. WHITE, 64, Senior Vice President of Royal Alliance Associates, Inc. (an
independent broker/dealer), a wholly-owned subsidiary of SunAmerica, Inc., since
2002. Chief Executive Officer and President of DCC Securities Corporation (a
securities brokerage firm) from 1989 to 2002.                                           1993                     2006

NON-DIRECTOR EXECUTIVE OFFICERS

         The Board of Directors appoints officers each year at its annual meeting following the annual stockholders meeting and from time to time as necessary.

         STEVEN J. KESSLER, 62, Senior Vice President and Chief Financial Officer of the Company since 1997. Vice President-Finance and Acquisitions at Kravco Company (a national shopping center developer and operator) from 1994 to 1997. Trustee of GMH Communities Trust (a publicly traded specialty housing real estate investment trust) since 2004.

         ALAN F. FELDMAN, 41, Senior Vice President of the Company since 2002. President of Resource Properties, Inc. (a wholly-owned real estate subsidiary) since 2002. Vice President at Lazard Freres & Co. (an investment bank) from 1998 to 2002. Executive Vice President at PREIT-Rubin, Inc., the management subsidiary of Pennsylvania Real Estate Investment Trust (a publicly traded real estate investment trust) and its predecessor, The Rubin Organization, from 1992 to 1998.

OTHER SIGNIFICANT EMPLOYEES

         The following sets forth certain information regarding other significant employees of the Company:

         DAVID E. BLOOM, 40, Senior Vice President of the Company since 2001. President of Resource Capital Partners, Inc. (a wholly-owned real estate subsidiary of the Company) since 2002. President of Resource Properties from 2001 to 2002. Senior Vice President at Colony Capital, LLC (an international real estate opportunity fund) from 1999 to 2001. Director at Sonnenblick-Goldman Company (a real estate investment bank) from 1998 to 1999. Attorney at Willkie Farr & Gallagher (an international law firm) from 1996 to 1998.

         CRIT S. DEMENT, 52, Chairman and Chief Executive Officer of LEAF Financial Corp. (a wholly-owned equipment leasing subsidiary of the Company) since 2001. President of the Technology Finance Group of CitiCapital Vendor Finance in 2001. President of the Small Ticket Group of European American Bank, a division of ABN AMRO, from 2000 to 2001. President and Chief Operating Officer of Fidelity Leasing, Inc. (a former wholly-owned subsidiary of the Company) from 1996 to 2000.

         MICHAEL S. YECIES, 37, Vice President, Chief Legal Officer & Secretary of the Company since 1998. Attorney at Duane Morris LLP (an international law firm) from 1994 to 1998.

DIRECTOR COMPENSATION

         Each independent director of the Company receives a retainer of $35,000 per year and is eligible to participate in the 2002 Non-Employee Director Deferred Stock and Deferred Compensation Plan (the "2002 Plan"), which was approved by the Company's stockholders on April 29, 2002. Under the 2002 Plan, non-employee directors ("Eligible Directors") are awarded Units representing the right to receive one share of Company common stock for each Unit awarded. Upon becoming an Eligible Director, each Eligible Director is awarded Units equal to $15,000 divided by the closing price of the Company's common stock on the date of grant. Eligible Directors are each awarded additional Units equal to $15,000 divided by the closing price of the Company's common stock on the date of grant on each anniversary of the date of initial grant. Units vest on the later of:
(i) the fifth anniversary of the date the recipient became an Eligible Director and (ii) the first anniversary of the grant of those Units, except that Units will vest sooner upon a change in control of the Company or death or disability of an Eligible Director, provided the Eligible Director completed at least six months of service. Upon termination of service by an Eligible Director, vested Units will become issued common stock, but all unvested Units are forfeited. The 2002 Plan provides for the issuance of a maximum of 75,000 Units and terminates on April 29, 2012, except with respect to previously awarded grants. As of the date of this proxy statement, we have five Eligible Directors and 12,781 Units have been awarded to such Eligible Directors under the 2002 Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such reports.

         Based solely on its review of the reports received by it, or written representations from certain reporting persons that no filings were required for those persons, the Company believes that, during fiscal year 2004, its officers, directors and greater than ten percent stockholders complied with all applicable filing requirements, except that one Form 4 with respect to one option exercise was inadvertently filed late by Nancy McGurk, a former executive officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors during fiscal year 2004 consisted of Messrs. Campbell, Neff and White. Mr. Neff resigned from the Board of Directors on March 8, 2005, at which time Mr. Neff became a director of Resource Capital Corp., a newly formed affiliate of the Company. None of such persons was an officer or employee, or former officer or employee, of the Company or any of its subsidiaries during fiscal year 2004. No executive officer of the Company was a director or executive officer of any entity of which any member of the Compensation Committee was a director or executive officer during fiscal year 2004.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

         The Board of Directors held eight meetings during fiscal 2004, of which one was a telephonic conference. Each of the directors attended all of the in person meetings of the Board and all meetings of the committees on which they served during fiscal 2004. The Board of Directors currently consists of seven members, five of whom are independent directors, as defined by Nasdaq National Market standards. The five independent directors are Messrs. Bradley, Campbell, Kind, Lubin and White.

         Standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Corporate Governance and Investment Committee (formerly the Investment Committee). All of the members of each Board Committee are independent directors.

         The Audit Committee reviews the scope and effectiveness of audits by the independent accountants, is responsible for the engagement of independent accountants, and reviews the adequacy of the Company's internal controls. The Committee held four meetings during fiscal 2004. Members of the Committee currently are Messrs. Lubin (Chairman), Bradley and Campbell.

         The Compensation Committee establishes and monitors compensation levels for officers of the Company, and administers the Company's Key Employee Stock Option Plans. The Committee held seven meetings during fiscal 2004. Members of the Committee currently are Messrs. Campbell (Chairman), Kind and White.

         The Corporate Governance and Investment Committee reviews all the Company's corporate governance procedures, all current management investment practices and evaluates and monitors all significant existing and proposed Company investments. The Committee held three meetings during fiscal 2004. Members of the Committee currently are Messrs. White (Chairman), Bradley and Lubin.

         The Board of Directors as a whole fulfills the responsibilities of the Nominating Committee, which includes recommending persons for nomination as directors of the Company. The Board of Directors has not established a separate nominating committee since the Board is relatively small and believes that each director should be able to participate in the nominating process. The Board of Directors has not established a charter with respect to its nominating function. Director nominees are selected by a majority of the independent directors. The Board of Directors will consider nominees recommended by security holders for the 2006 annual meeting of stockholders if submitted in writing to the Secretary of the Company in accordance with the Company's Bylaws and rules promulgated by the Securities and Exchange Commission. See "Stockholder Proposals" for information concerning nominations by stockholders.

         The Company's Board of Directors has also established a process for stockholders to send communications to the Board of Directors. Any stockholder of the Company who wishes to send a communication to the Board of Directors should mail such communication to the Secretary of the Company at its Philadelphia address stated herein. Beneficial owners shall include in their communication a good faith representation that they are beneficial owners of the Company's common stock. The Secretary of the Company will promptly forward to the Chairman of the Board of Directors any and all such stockholder communications.

         The Company does not have a formal policy regarding board member attendance at its annual meeting of stockholders. All directors attended the 2004 annual meeting of stockholders. The Company anticipates that all of its board members will attend the Meeting.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee currently consists of three directors: Andrew M. Lubin, who serves as Chairman, Michael J. Bradley and Carlos C. Campbell. This committee meets with the independent auditors to review the results of the annual audit and other related matters. Each member of the Audit Committee is "independent" as defined in the listing standards of the National Association of Securities Dealers. The Board of Directors has determined that Mr. Bradley is the Audit Committee "financial expert" as defined by the regulations of the Securities and Exchange Commission. The Company's Board of Directors previously adopted an amended and restated written charter for the Audit Committee. The Audit Committee met four times during the fiscal year ended September 30, 2004. The Audit Committee has approved the following report:

         In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done the following:

         o Reviewed and discussed the Company's audited financial statements for the fiscal year ended September 30, 2004 with the Company's management;

         o Discussed with the Company's independent auditors those matters which are required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Sec.380); and

         o Received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with the independent auditors their independence.

         Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended September 30, 2004.

Andrew M. Lubin, Chairman
Carlos C. Campbell

AUDIT FEES

         The aggregate fees billed by the Company's independent auditors, Grant Thornton LLP, for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended September 30, 2004 and 2003 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during such fiscal years were $607,100 and $754,700, respectively.

AUDIT-RELATED FEES

         The aggregate fees billed by Grant Thornton for audit-related services rendered to the Company were $108,400 and $296,600 for the fiscal years ended September 30, 2004 and 2003, respectively.

TAX FEES

         The aggregate fees billed by Grant Thornton for professional services related to tax compliance, tax advice and tax planning were $76,900 and $49,500 for the fiscal years ended September 30, 2004 and 2003, respectively.

ALL OTHER FEES

         The aggregate fees billed by Grant Thornton for products and services provided to the Company, other than services described above under "Audit Fees," "Audit-Related Fees" and "Tax Fees" for the fiscal years ended September 30, 2004 and 2003 were $0 and $0, respectively.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

         The Audit Committee, on at least an annual basis, reviews audit and non-audit services performed by Grant Thornton as well as the fees charged by Grant Thornton for such services. The Company's policy is that all audit and non-audit services must be pre-approved by the Audit Committee. All of such services and fees were pre-approved during fiscal 2004.

OTHER MATTERS

         Upon the recommendation of the Audit Committee, approved by the Board of Directors, Grant Thornton LLP served as the Company's independent auditors during fiscal year 2004. The Audit Committee of the Board of Directors anticipates that Grant Thornton will be re-appointed as the Company's independent auditors for fiscal year 2005. The Company does not anticipate that a representative of Grant Thornton will be present at the Meeting.

EXECUTIVE OFFICER COMPENSATION

         The following tables set forth certain information concerning the compensation paid or accrued during each of the last three fiscal years by the Company and its subsidiaries to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers whose aggregate salary and bonus (including amounts of salary and bonus foregone to receive non-cash compensation) exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                     Annual Compensation            Long Term Compensation
                                              -------------------------------     -------------------------
                                                                                           Awards
                                                                                  -------------------------
                                                                                  Restricted    Securities       All Other
                                  Fiscal                                            Stock       Underlying        Compen-
Name and Principal Position       Year         Salary      Bonus (1)    Other       Awards(2)    Options (#)      sation (3)
---------------------------       ----        --------     ---------    -----       --------     ----------      ------------
Edward E. Cohen                   2004        $523,077     $600,000   $     0      $299,265              0       $2,681,846
   Chairman, Chief                2003         600,000      400,000         0         1,154              0          318,769
   Executive Officer (4)          2002         600,000      500,000         0           797        150,000        1,108,692

Jonathan Z. Cohen                 2004         457,692      400,000         0         1,900              0          564,631
   President, Chief               2003         350,000      300,000         0         1,154              0            4,990
   Executive Officer (4)          2002         335,385      200,000         0           797        150,000            9,846

Steven J. Kessler                 2004         300,000      235,000         0         1,963              0           45,260
   Senior Vice President &        2003         300,000      150,000         0         1,154              0            6,000
   Chief  Financial Officer       2002         300,000      150,000         0           797         30,000           11,000

Freddie M. Kotek                  2004         267,500      250,000         0        53,377              0            6,500
   Senior Vice President (4)      2003         250,000      200,000         0         1,154              0            6,000
                                  2002         248,677      150,000         0           797         30,000           11,000

Alan F. Feldman                   2004         317,500      150,000         0         1,900              0                0
   Senior Vice President          2003         300,000      100,000         0             0              0                0
                                  2002 (5)      36,923      100,000    50,000             0        200,000                0

------------------------------
(1) Bonuses in any fiscal year are generally based upon the Company's performance in the prior fiscal year and the individual's contribution to that performance. From time to time, the Company may award bonuses in a fiscal year reflecting an individual's performance during that fiscal year.

(2) Reflects allocations of shares to employee accounts that were made in fiscal 2004 under the Company's 1989 Employee Stock Ownership Plan ("ESOP") to reconcile shares held to shares which should have been allocated to those accounts in prior years. Share allocations under the ESOP have been valued at the closing price of the Company's common stock on the dates of the respective grants. For purposes of this table, all ESOP shares are assumed to be fully vested. Mr. E. Cohen was fully vested as of September 30, 1997. Mr. Kotek was fully vested as of September 30, 2000. Messrs. J. Cohen and Kessler were fully vested as of September 30, 2004. Mr. Feldman was not vested as of September 30, 2004. ESOP shares vest 20% after three years of service and 20% per year thereafter. At September 30, 2004, the number of restricted shares held and the value of those restricted shares (in the aggregate, and valued at the closing price of the Company's common stock on September 30, 2004) are: Mr. E. Cohen - 73,683 shares ($1,738,182); Mr. J. Cohen - 588 shares ($13,871);
       Mr. Kessler - 618 shares ($14,579); and Mr. Kotek - 18,431 shares ($434,787). Cash dividends, as and when authorized by the Company's Board of Directors, have been and will continue to be paid to the ESOP on the restricted shares.

(3) Reflects matching payments the Company made under the 401(k) Plan and grants in 2004 of phantom units under the Atlas Pipeline Long Term Incentive Plan. The amounts set forth for Mr. E. Cohen in fiscal 2004, 2003 and 2002 also include (i) $1,501,000, $314,500 and $1,100,000, respectively, of accrued obligations under a Supplemental Employment Retirement Plan established by the Company in March 1997 in connection with the employment agreement between Mr. E. Cohen and the Company and
       (ii) a $254,000 payment to Mr. E. Cohen in fiscal 2004 in connection with his Supplemental Employment Retirement Plan. See "Employment Agreements." The phantom unit grants under the Atlas Pipeline Long Term Incentive Plan entitle the recipient, upon vesting, to receive one common unit or its then fair market value in cash and include distribution equivalent rights. The number of phantom units held and the value of those phantom units, valued at the closing market price of Atlas Pipeline common units on the date of the grant, are: Mr. E. Cohen - 25,000 phantom units ($931,500); Mr. J. Cohen - 15,000 phantom units ($558,900); and Mr.
       Kessler - 1,000 phantom units ($37,260).

(4) Mr. E. Cohen was the Company's Chief Executive Officer until his retirement in May 2004. Mr. E. Cohen continues as Chairman of the Board of the Company and as Chairman and Chief Executive Officer of Atlas America, Inc., an 80% owned subsidiary of the Company. Mr. J. Cohen became the Company's Chief Executive Officer immediately following Mr. E. Cohen's retirement. Mr. Kotek was an executive officer until May 2004, and he currently is an executive officer of Atlas America.

(5) Mr. Feldman's salary in 2002 is for the partial fiscal year period from the inception of his employment with the Company on August 1, 2002 through September 30, 2002. The salary reported for fiscal 2002 was based on an annual salary rate of $300,000 for fiscal 2002. Mr. Feldman's bonus in fiscal 2002 was a signing bonus associated with the inception of his employment. Mr. Feldman's other compensation in fiscal 2002 was a relocation expense reimbursement.

OPTION GRANTS AND EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

         The Company did not grant any stock options or stock appreciation rights to the named executive officers in fiscal 2004.

         The following table sets forth the aggregated option exercises during fiscal 2004, together with the number of unexercised options and their value on September 30, 2004, held by the executive officers listed in the Summary Compensation Table. No stock appreciation rights were exercised or held by the named executive officers in fiscal 2004.

                                      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                             AND FISCAL YEAR-END OPTION VALUES

                                                                                Number of
                                                                          Securities Underlying
                                                                               Unexercised          Value of Unexercised
                                             Shares                         Options at FY-End      In-the-Money Options at
                                            Acquired            Value         Exercisable/          FY-End Exercisable/
Name                                      On Exercise         Realized     Unexercisable (#)         Unexercisable (1)
----                                      -----------         ---------     -----------------         -----------------
Edward E. Cohen                                0              $   0             450,000/0               $5,252,700/$0
Jonathan Z. Cohen                              0                  0           458,750/86,250        $6,047,137/$1,331,929
Steven J. Kessler                              0                  0           62,500/22,500           $722,307/$332,152
Freddie M. Kotek                               0                  0           76,995/22,500          $1,216,243/$332,152
Alan F. Feldman                                0                  0          100,000/100,000        $1,425,000/$1,425,000

---------------------------
(1) Value is calculated by subtracting the total exercise price from the fair market value of the securities underlying the options at September 30, 2004.

EMPLOYMENT AGREEMENTS

         Edward E. Cohen served as the Company's Chief Executive Officer until May 2004. Mr. Cohen continues as Chairman of the Board of Directors of the Company and as Chairman and Chief Executive Officer of Atlas America, an 80% owned subsidiary of the Company whose shares are traded on NASDAQ.

         Under the employment agreement between the Company and Mr. Cohen, the Company had established a Supplemental Employment Retirement Plan ("SERP") for Mr. Cohen's benefit which pays Mr. Cohen a monthly retirement benefit equal to 75% of his Average Compensation, less any amounts payable under any of the Company's other retirement plans in which Mr. Cohen participates. During the 2004 fiscal year, and subsequent to Mr. Cohen's retirement, the Company paid him $254,000. In each of 1999 and 2000, the Company established a trust to fund the SERP. The 1999 Trust purchased 100,000 shares of common stock of The Bancorp, Inc. See "Certain Relationships and Related Party Transactions." The 2000 Trust holds 45,889 shares of convertible preferred stock of The Bancorp, Inc. and a loan to a limited partnership of which Mr. E. Cohen and Daniel Cohen, a son of Mr. Cohen and a former officer and director of the Company, own the beneficial interests. This loan was acquired for its outstanding balance of $720,167 by the 2000 Trust in April 2001 from a corporation of which Mr. Cohen was the Chairman and Jonathan Cohen was the President. As of September 30, 2004, the outstanding balance of this loan was $297,310. In addition, the 2000 Trust invested $1.0 million in Financial Securities Fund, an investment partnership which is managed by a corporation of which Daniel Cohen is the principal shareholder and a director. The fair value of the 1999 Trust was approximately $1.4 million at September 30, 2004. This trust and its assets are not included in the Company's consolidated balance sheet. However, its assets are considered in determining the amount of the Company's liability under the SERP.

         The carrying value of the assets in the 2000 Trust is approximately $3.7 million at September 30, 2004 and, because it is a "Rabbi Trust," its assets are included in Other Assets in the Company's consolidated balance sheets and the Company's liability under the SERP has not been reduced by the value of those assets.

         For information regarding Mr. E. Cohen's compensation during each of the last three fiscal years, see "Executive Officer Compensation."

         Jonathan Z. Cohen currently serves as the Company's Chief Executive Officer, President and a director under an employment agreement dated October 5, 1999. The agreement requires Mr. Cohen to devote as much of his business time to us as necessary to the fulfillment of his duties, although it permits him to have outside business interests. The agreement provides for initial base compensation of $200,000 per year, which may be increased by the Compensation Committee of the Board based upon its evaluation of Mr. Cohen's performance. Mr. Cohen is eligible to receive incentive bonuses and stock option grants in amounts to be determined by the Board and to participate in all employee benefit plans in effect during his period of employment.

         The agreement has a term of three years and, until notice to the contrary, the term is automatically extended so that, on any day on which the agreement is in effect, it has a then-current three year term. The agreement can be sooner terminated in the event of Mr. Cohen's disability extending for more than 240 days or death. Mr. Cohen also has the right to terminate the agreement upon a change in control or potential change in control and for cause. Otherwise, Mr. Cohen can terminate the agreement upon 180 days' notice.

         The agreement provides the following termination benefits: (i) upon termination due to death, Mr. Cohen's estate will receive an amount equal to three times Average Compensation (defined as the average of the annual total compensation received by Mr. Cohen in the three most highly compensated years during the previous nine years of employment) (payable over 36 months); (ii) upon termination due to disability, Mr. Cohen will receive a monthly benefit equal to one-twelfth of the product of (a) Average Compensation and (b) 75%; and
(iii) upon termination by Mr. Cohen for cause, or upon a change in control or potential change in control, an amount equal to three times Average Compensation plus continuation of life, health, accident and disability insurance benefits for a period of 36 months. In the event that any amounts payable to Mr. Cohen pursuant to items (i) through (iii), above ("Total Benefits"), become subject to any excise tax imposed under Section 4999, the Company must pay Mr. Cohen an additional sum such that the net amounts retained by Mr. Cohen, after payment of excise, income and withholding taxes, shall equal Total Benefits.

         For information regarding Mr. J. Cohen's compensation during each of the last three fiscal years, see "Executive Officer Compensation."

         Steven J. Kessler currently serves as Senior Vice President and Chief Financial Officer of the Company under an employment agreement dated October 5, 1999. The terms of Mr. Kessler's agreement are substantially similar to the terms of the Company's employment agreement with Mr. J. Cohen, described above, except as follows: Mr. Kessler's initial base compensation is $300,000 per year; Mr. Kessler is not expressly permitted to have outside business interests; and Mr. Kessler does not have the right to terminate the agreement upon a potential change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         In the ordinary course of its business operations, the Company has ongoing relationships with several related entities:

         Relationship with Equipment Leasing Partnerships. In fiscal 2004 the Company received fees of $2.2 million from investment partnerships in which the Company was the general partner. In March 2004, the Company acquired $3.7 million of leases at book value from certain of these equipment leasing investment partnerships which were liquidated in 2004.

         Relationship with Real Estate Investment Partnerships. In fiscal 2004, the Company received fees of $1.5 million from real estate investment partnerships in which the Company was the general partner.

         Relationship with RAIT. RAIT is a real estate investment trust that the Company organized in 1997 and in which the Company held, as of September 30, 2004, less than 1% of the outstanding common shares of beneficial interest. Betsy Z. Cohen, Chief Executive Officer of RAIT, is the spouse of E. Cohen and the mother of J. Cohen. J. Cohen is an officer and a trustee of RAIT.

         In December 2003, RAIT provided the Company a standby commitment to provide $10.0 million in bridge financing in connection with the retirement of the Company's senior debt. RAIT received a $100,000 facilitation fee from the Company in connection with providing this standby commitment. During January 2004, the Company borrowed and subsequently repaid the $10.0 million from RAIT.

         Relationship with The Bancorp, Inc. The Company owns 8.9% of the outstanding common stock of The Bancorp, Inc. In 2001, the Company acquired 70,400 shares of The Bancorp's convertible preferred stock (7.5%) for approximately $704,000 pursuant to a rights offering to the Bancorp's stockholders. B. Cohen and D. Cohen are officers and directors of The Bancorp.
D. Cohen, a son of E. and B. Cohen, is a former officer and director of the Company.

         Relationship with Certain Borrowers. In 2002, D. Cohen acquired beneficial ownership of a property on which the Company had held a loan interest since 1998. In fiscal 2004, the Company recognized a gain of $100,000 on sale of the loan to the highest bidder, which was an affiliate of D. Cohen.

         In October 2003, the Company paid $200,000 to Messrs. Scott Schaeffer (a former officer and director of the Company), D. Cohen and E. Cohen to reimburse them (without interest) for costs that they had incurred in assuming title to a property in 1998, facilitating the Company's maintenance of control of the property at that time.

         In October 2003, the asset of an entity that is consolidated on the Company's financial statements (as a result of the application of FASB Interpretation No., or FIN, 46R), and that underlay one of the Company's loans, was sold to an entity of which D. Cohen is a shareholder. Such entity was the highest bidder for the property and the Company received $6.6 million in cash and recognized a gain of $78,000. Prior to such sale, the FIN 46 entity's asset had been owned by a partnership in which Messrs. E. Cohen, D. Cohen and Mrs. B. Cohen were limited partners.

         In July 2004, the Company sold a loan to an affiliate of D. Cohen and
A. Kauffman (see next paragraph) for total consideration of $4.3 million, consisting of $900,000 in cash paid to the Company and the assumption of $3.4 million of debt to an unrelated third party. The Company realized a $124,000 loss on the transaction after incurring $20,000 in closing costs and $73,000 in accretion gains.

         Relationship with Brandywine Construction & Management, Inc. Brandywine manages the properties underlying nine of the Company's real estate interests. Mr. Kauffman, President of Brandywine, or an entity affiliated with him, also acts as the general partner or controls the general partner of five of the borrowers. E. Cohen is the Chairman of Brandywine and holds approximately 8% of its common stock.

         Relationship with Ledgewood Law Firm. Until April 1996, E. Cohen was of counsel to Ledgewood. The Company paid Ledgewood $1.7 million during fiscal 2004 for legal services. E. Cohen receives certain debt service payments from Ledgewood related to the termination of his affiliation with Ledgewood and its redemption of his interest.

         Relationship with Retirement Trusts. E. Cohen is entitled to receive certain payments from his SERP. See "Employment Agreements."

         Relationship with 9 Henmar. The Company owns interests in the Trapeza entities that have sponsored collateralized debt obligations issuers ("CDO Issuers") and manage pools of trust preferred securities acquired by the CDO Issuers. The Trapeza entities and CDO Issuers were originated and developed in large part by D. Cohen. The Company agreed to pay his company, 9 Henmar LLC, 10% of the fees the Company receives in connection with the first four Trapeza CDOs. In fiscal 2004, the Company received $3,257,000 in such fees from these transactions and paid 9 Henmar $325,700 of such fees.

PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on the Company's common stock with the cumulative total return of two other stock market indices: the Nasdaq United States Composite and the Nasdaq Financial.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                                 1999    2000    2001   2002    2003    2004
--------------------------------------------------------------------------------
 -0-  Nasdaq U.S. composite     100.00  133.05   54.36  42.83   65.24   69.31
--------------------------------------------------------------------------------
-[ ]- Nasdaq Financial          100.00  106.18  116.89 123.05  153.29  180.97
--------------------------------------------------------------------------------
 -+-  Resource America, Inc.    100.00  116.28  123.84 112.38  169.08  339.14
--------------------------------------------------------------------------------
                         fiscal year ended September 30

--------------------------------------------------------------------------------
-0-  Nasdaq U.S. composite  -[ ]- Nasdaq Financial -+-  Resource America, Inc.
--------------------------------------------------------------------------------

  * Total return for each of the last five fiscal years ending September 30. Assumes $100 was invested on October 1, 1999 in the Company's common stock or in the indicated index and that cash dividends were reinvested as received.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") is responsible for setting and administering compensation programs for the Company's executives, including the following:

         o   setting policies with respect to compensation for executives;

         o   setting pay levels for all named executive officers;

         o administering the Company's Key Employee Stock Option plans and making appropriate awards of options; and

         o monitoring and determining such other compensation matters as may be assigned to the Committee by the Board of Directors.

         The Company's compensation philosophy and objectives are driven by the desire to:

         o compensate and reward executives for their contribution to the historical success of the Company; and

         o provide suitable compensation packages to attract, motivate and retain talented executives.

         The executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success and goals and, as such, has three components: base salary, annual bonuses, and long term incentives.

Base Salary

         Base salaries for executive officers are determined in part by pay practices in unaffiliated companies and the Committee's assessment of individual performance relative to responsibilities and objectives for each executive. Base salaries are not intended to compensate individuals for extraordinary performance or for above average Company performance.

Bonus Plan

         Executives are eligible to receive annual bonuses, which are generally based on the Company's overall performance during the preceding year and the individual's contribution to that performance. The Company does not have a defined bonus pool and the amount of any bonus payment is at the discretion of the Committee. No formula performance measures were utilized in establishing the amount of the bonus awards; however, the Committee considers individual contribution to the overall performance of the Company and performance relative to expectations.

Long Term Incentives

         General. Long term incentives are designed to focus executives on the long term goals and performance of the Company and to provide a reward directly tied to stockholder return: the performance of the Company's common stock. The particular plans are intended to encourage the participants to strive to achieve the long term success of the Company and to remain with the Company in order to fully benefit from the plans.

         Stock Options. Stock options are issued periodically to key employees at an exercise price of no less than the then current market price of the Company's common stock, have a life up to ten (10) years and typically vest to the executive at a rate not exceeding twenty-five percent (25%) of the amount awarded on each anniversary of their issuance. Allocation of available options is at the discretion of the Committee and is determined by potential contribution to, or impact upon, the overall performance of the Company by the executive.

         Employee Stock Ownership Plan. In 1989 the Company established the Resource America, Inc. Employee Stock Ownership Plan for the benefit of all qualified employees. All employees, including executive officers, are allocated shares from an available pool in proportion to their relative compensation. While the allocations from this plan are determined solely by a predetermined and required formula in accordance with ERISA, the intent was, and remains, to reward all employees, including executives, based on the long term success of the Company as measured by the stockholder return.

         Savings Plan. The 401(K) Plan offers eligible employees the opportunity to make long-term investments on a regular basis through salary contributions, which are supplemented by matching Company contributions in the form of cash or Company common stock. During fiscal year 2004, the Company matched employee contributions 50% in cash or 50% by issuance of Company common stock. While participation in this plan is at the discretion of the qualified employee, the intent again was, and remains, to reward all employees, including executives, based on the long term success of the Company as measured by the return to stockholders.

Chief Executive Officer Compensation

         Edward E. Cohen served as the Company's Chief Executive Officer until May 2004. Applying the considerations noted below, for fiscal year 2004 the Committee maintained Mr. E. Cohen's base salary at the rate of $600,000 and paid Mr. E. Cohen a bonus of $600,000 based on his performance during fiscal year 2003.

         In evaluating the performance and setting the total compensation package for Mr. E. Cohen for fiscal year 2004, including the bonus compensation paid in January 2004 for performance during the 2003 fiscal year, the Committee took note of the significant growth in the Company's assets under management ($2.6 billion at September 30, 2003 compared to $1.2 billion at September 30,
2002), net income from continuing operations ($9.7 million in fiscal 2003 compared to $8.4 million in fiscal 2002) and price of the Company's common stock ($11.86 at September 30, 2003 compared to $8.00 at September 30, 2002). The Committee also noted Mr. E. Cohen's role in the continued expansion of the Company's energy and energy finance operations. Specifically, the Committee recognized the continued growth in the Company's energy revenues ($105.3 million in fiscal 2003 compared to $97.9 million in fiscal 2002), the PV-10 estimate of Company owned proved energy reserves ($191.4 million at September 30, 2003 compared to $132.5 million at September 30, 2002) and the PV-10 value of energy assets under management ($464.9 million at September 30, 2003 compared to $332.3 million at September 30, 2002).

         Jonathan Z. Cohen became the Company's Chief Executive Officer in May 2004. Applying the considerations noted below, at the time Mr. J. Cohen assumed the responsibilities as Chief Executive Officer of the Company, the Committee increased Mr. J. Cohen's base salary from the rate of $400,000 to $600,000. Mr.
J. Cohen received a bonus of $400,000 in January 2004 for his performance during fiscal year 2003.

         In evaluating the performance and setting the total compensation package for Mr. J. Cohen for fiscal year 2004, including the bonus compensation paid in January 2004 for performance during the 2003 fiscal year, the Committee took note of Mr. J. Cohen's significant contributions to all of the Company's achievements discussed above in connection with Mr. E. Cohen's compensation. The Committee further recognized Mr. J. Cohen's leading role in closing Atlas America, Inc.'s initial public offering in May 2004, the continued growth, strength and profitability of Atlas Pipeline Partners, L.P. and overseeing and leading the development of the Company's numerous structured finance businesses.

         This report has been provided by the Compensation Committee of the Board of Directors of Resource America, Inc.

Carlos C. Campbell, Chairman
John S. White

               PROPOSAL 2. APPROVAL OF THE RESOURCE AMERICA, INC.
                      2005 OMNIBUS EQUITY COMPENSATION PLAN

         The Board of Directors has approved the Resource America, Inc. 2005 Omnibus Equity Compensation Plan (the "Plan") and recommends approval of the Plan by the Company's stockholders at the Meeting. Stockholder approval is also being sought (i) so that the compensation attributable to grants under the Plan may qualify for an exemption from the $1,000,000 deduction limit under Section 162(m) of the Internal Revenue Code (the "Code") (see discussion of "Section 162(m)" under "Federal Income Tax Consequences" below), (ii) in order for incentive stock options to meet the requirements of the Code, and (iii) in order to meet the NASDAQ listing requirements.

         The Board of Directors believes that the approval of the Plan by the stockholders will further the Company's compensation structure and strategy. The Company's ability to attract, retain and motivate top quality management, employees and non-employee directors is material to the Company's success, and the Board of Directors has concluded that this would be enhanced by the Company's ability to make grants under the Plan. In addition, the Board of Directors believes that the interests of the Company and its stockholders will be advanced if the Company can offer its employees and non-employee directors the opportunity to acquire or increase their proprietary interests in the Company.

         The material terms of the Plan are summarized below. A copy of the full text of the Plan is attached to this Proxy Statement as Exhibit A. This summary of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan to which reference is made.

MATERIAL FEATURES OF THE PLAN

         General. The Plan provides that grants may be in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options (incentive stock options and nonqualified stock options collectively are referred to as "options"), (iii) stock appreciation rights ("SARs"), (iv) stock units, (v) performance shares, (vi) stock awards, (vii) dividend equivalents, and (viii) other stock-based awards.

         The Plan authorizes up to 1,200,000 shares of Common Stock for issuance, subject to adjustment in certain circumstances as described below. If and to the extent options and SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units, performance shares, dividend equivalents or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Plan. In addition, the Plan provides that if any shares of Common Stock are surrendered to pay the exercise price of an option or withheld for purposes of satisfying the Company's minimum tax withholding obligations with respect to a grant, such shares will also again become available for grant under the Plan. If any grants under the Plan are paid in cash, and not in shares of Common Stock, any shares subject to such grant will also again become available for grant under the Plan.

         The Plan provides that the maximum aggregate number of shares of Common Stock that may be made with respect to grants, other than dividend equivalents, to any individual during any calendar year is 300,000 shares, subject to adjustment as described below. Grantees may not accrue dividend equivalents during any calendar year under the Plan in excess of $100,000.

         If approved by the stockholders, the Plan will become effective on May 11, 2005.

         Administration. The Plan is administered and interpreted by the Compensation Committee; however, the Board of Directors or its delegate will make grants under the Plan to the Company's non-employee directors. The Compensation Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size and terms of the grants, (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, subject to the limitations described below, (v) adopt guidelines separate from the Plan that set forth the specific terms and conditions for grants under the Plan, and (vi) deal with any other matters arising under the Plan. The determinations of the Compensation Committee are made in its sole discretion and are final, binding and conclusive. The Compensation Committee presently consists of Messrs. Campbell, Kind and White, each of whom is an independent director of the Company.

         Eligibility for Participation. All of the employees of the Company and its subsidiaries are eligible for grants under the Plan. Non-employee directors of the Company are also eligible to receive grants under the Plan. As of March 18, 2005, approximately 377 employees and 5 non-employee directors will be eligible to receive grants under the Plan.

         Types of Awards.

         Stock Options
         -------------

         The Compensation Committee may grant options intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("ISOs") or so-called "nonqualified stock options" that are not intended to so qualify ("NQSOs") or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only employees of the Company and certain of its subsidiaries may receive a grant of ISOs.

         The Compensation Committee fixes the exercise price per share for options on the date of grant. The exercise price of any option granted under the Plan may not be less than the fair market value of the underlying shares of Common Stock on the date of grant. However, if the grantee of an ISO is a person who holds more than ten percent of the total combined voting power of all classes of outstanding stock of the Company, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of a share of Common Stock on the date of grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

         The Compensation Committee determines the term of each option; provided, however, that the term may not exceed ten years from the date of grant and, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company, the term for such person may not exceed five years from the date of grant. The vesting period for options commences on the date of grant and ends on such date as is determined by the Compensation Committee, in its sole discretion, which is specified in the grant letter. A grantee may exercise an option by delivering notice of exercise to the Company or its designated agent. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash or by certified check, (ii) with the approval of the Compensation Committee, by delivering shares of Common Stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or through attestation to ownership of such shares, (iii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the grantee exercises the option through an irrevocable agreement with a registered broker and the payment is made in accordance with the procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (iv) by such other method as the Compensation Committee may approve, to the extent permitted by applicable law.

         SARs
         ----

         The Compensation Committee may grant SARs to anyone eligible to participate in the Plan. SARs may be granted in connection with, or independently of, any option granted under the Plan. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the base amount set forth in the grant letter. Such payment to the grantee will be in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Compensation Committee. The Compensation Committee will determine the period when SARs vest and become exercisable, the base amount for SARs and whether SARs will be granted in connection with, or independently of, any options. SARs may be exercised while the grantee is employed by or providing service to the Company or within a specified period of time after termination of such employment or service.

         Stock Units
         -----------

         The Compensation Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the grantee with the right to receive a share of Common Stock or an amount based on the value of a share Common Stock at a future date. The Compensation Committee determines the number of stock units that will be granted, whether stock units will become payable if specified performance goals or other conditions are met, or under other circumstances, and the other terms and conditions applicable to the stock units. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Compensation Committee. If a stock unit becomes distributable it will be paid to the grantee in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Compensation Committee.

         Performance Shares
         ------------------

         The Compensation Committee may grant performance shares to anyone eligible to participate in the Plan. Each performance share provides the grantee with the right to receive a share of Common Stock or an amount based on the value of a share Common Stock, if specified performance goals are met. The Compensation Committee determines the number of performance shares that will be granted, the performance goals and other conditions for payment of performance shares, the target amount that will be paid under a performance share based on the achievement of the performance goals, and the other terms and conditions applicable to the performance shares. Payments with respect to performance shares will be made in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Compensation Committee.

         Stock Awards
         ------------

         The Compensation Committee may grant stock awards to anyone eligible to participate in the Plan. The Compensation Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Compensation Committee will determine whether they will lapse over a period of time or according to such other criteria as the Compensation Committee determines appropriate. The Compensation Committee determines the number of shares of Common Stock subject to the grant of stock awards and the other terms and conditions of the grant. The Compensation Committee will determine to what extent and under what conditions grantees will have the right to vote shares of Common Stock and to receive dividends or other distributions paid on such shares during the restriction period. The Compensation Committee may determine that a grantee's entitlement to dividends or other distributions with respect to stock awards will be subject to the achievement of performance goals or other conditions.

         Dividend Equivalents
         --------------------

         The Compensation Committee may grant dividend equivalents to anyone eligible to participate in the Plan. Dividend equivalents may be granted in connection with any grants under the Plan and are payable in cash or shares of Common Stock and may be paid currently or accrued as contingent obligations. The terms and conditions of dividend equivalents are determined by the Compensation Committee.

         Other Stock-Based Awards
         ------------------------

         The Compensation Committee may grant other types of stock-based awards that would not otherwise constitute options, SARs, stock units, performance shares, stock awards and dividend equivalents. The Compensation Committee may grant other stock-based awards to anyone eligible to participate in the Plan. These grants will be cash-based or based on, measured by or payable in shares of Common Stock, and will be payable in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock. The terms and conditions for these grants will be determined by the Compensation Committee.

         Qualified-Performance Compensation. The Plan permits the Compensation Committee to impose and specify objective performance goals that must be met with respect to grants of stock units, performance shares, stock awards, dividend equivalents and other stock-based awards to employees. The Compensation Committee will determine the performance periods for the performance goals. Forfeiture of all or part of any such grant will occur if the performance goals are not met, as determined by the Compensation Committee. Prior to, or soon after the beginning of, the performance period, the Compensation Committee will establish in writing the performance goals that must be met, the applicable performance periods, the amounts to be paid if the performance goals are met, and any other conditions.

         The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Code, will be based on one or more of the following measures: Common Stock price, earnings per share of Common Stock, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The foregoing measures may be based on the employee's business unit or the performance of the Company or the Company's subsidiaries independently or as a whole, or a combination of the foregoing.

         Deferrals. The Compensation Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the grantee in connection with a grant under the Plan. The Compensation Committee will establish the rules and procedures applicable to any such deferrals.

         Adjustment Provisions. If there is any change in the number or kind of shares of Common Stock by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, by reason of a merger, reorganization or consolidation, by reason of a recapitalization or change in par value or by reason of any other extraordinary or unusual even affecting the outstanding shares of Common Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the number of shares of Common Stock available for grants, the limit on the number of shares of Common Stock for which any individual may receive pursuant to grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued or transferred under the Plan, and the price per share or the applicable market value of such grants will be appropriately adjusted by the Compensation Committee to reflect any increase or decrease in the number or kind of issued shares of Common Stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants.

         Change of Control. If a change of control occurs where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Compensation Committee determines otherwise, all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options and rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other grants that remain outstanding will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

         In the event of a change of control, the Compensation Committee may also take any of the following actions with respect to outstanding grants: (i) provide that all outstanding options and SARs will automatically accelerate and become fully exercisable, (ii) provide that the restrictions and conditions on all outstanding stock awards will immediately lapse, (iii) provide that grantees holding outstanding stock units, performance shares, dividend equivalents and other stock-based awards will receive payment in settlement of such award in an amount determined by the Compensation Committee, (iv) require that grantees surrender their outstanding options and SARs in exchange for payment by the Company, in cash or shares of Common Stock as determined by the Compensation Committee, in an amount equal to the amount by which the then fair market value subject to the grantee's unexercised options and SARs exceeds the exercise price of the option or the base amount of the SAR, as applicable, or (v) after giving grantees the opportunity to exercise their outstanding options and SARs, the Compensation Committee may terminate any or all unexercised options and SARs at such time as the Compensation Committee determines appropriate.

         Repricing of Options. The Plan includes a restriction providing that, without stockholder approval, neither the Compensation Committee nor the Board of Directors can amend or replace options previously granted under the Plan in a transaction that constitutes a "repricing" as that term is defined under the NASDAQ rules. Adjustments to the exercise price or number of shares of Common Stock subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a "repricing."

         Amendment and Termination of the Plan. The Board of Directors may amend or terminate the Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. No grants may be issued under the Plan after May 10, 2015.

         Grants Under the Plan. No grants have been awarded under the Plan. It is currently not possible to predict the number of shares of Common Stock that will be granted or who will receive any grants under the Plan after the Meeting.

         The last sales price of the Company's Common Stock on March 18, 2005, was $37.26 per share.

FEDERAL INCOME TAX CONSEQUENCES

         The Federal income tax consequences arising with respect to awards granted under the Plan will depend on the type of the award. The following provides only a general description of the application of federal income tax laws to certain awards under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Meeting and not as tax guidance to grantees in the Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

         From the recipients' standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual shares of Common Stock. Future appreciation on shares of Common Stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares of Common Stock are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

         Exceptions to these general rules may arise under the following circumstances: (i) if shares of Common Stock, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company's tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted an option that qualifies as an "incentive stock option," no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if shares of Common Stock acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (iii) the Company will not be entitled to a tax deduction for compensation attributable to awards granted to one of its named executive officers, if and to the extent such compensation does not qualify as "performance-based" compensation under Section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million, and (iv) an award may be taxable to the recipient at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest, even if that is prior to the delivery of the cash or Stock in settlement of the award, if the award constitutes "deferred compensation" under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied.

         Section 162(m) of the Code generally disallows a publicly-held corporation's tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1,000,000 in any year. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the corporation that pays it. The Company intends that options and SARs granted at the fair market value of the Common Stock on the date of grant will qualify as performance-based compensation. Stock units, performance shares, stock awards, dividend equivalents and other stock-based awards granted under the Plan will only qualify as "performance-based compensation" when the Compensation Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of
Section 162(m) of the Code.

         The Plan provides that the Company has the right to require the grantee of any award under the Plan to pay to the Company an amount necessary for the Company to satisfy its federal, state or local tax withholding obligations with respect to such grants. The Company may withhold from other amounts payable to such individual an amount necessary to satisfy these obligations. The Compensation Committee may permit a grantee to satisfy the Company's withholding obligation by having shares acquired pursuant to the grant withheld, provided that the number of shares withheld does not exceed the individual's minimum applicable withholding tax rate for federal, state and local tax liabilities. The Plan also provides that the Compensation Committee may permit a grantee to satisfy the Company's withholding obligation that exceeds the minimum applicable withholding rate by transferring to the Company previously acquired shares of Common Stock.

VOTE REQUIRED FOR APPROVAL

         The proposal to approve the Plan requires for its approval the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on this proposal. Any abstentions will have the effect of votes against the proposal. Any broker non-votes will not have any effect on the proposal.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.
                                                           ---


                                  OTHER MATTERS

         As of the date of this proxy statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any other matters for action at the Meeting. However, if other matters do properly come before the Meeting, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

         Except as hereinabove stated, all shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

                      ANNUAL REPORT AND REPORT ON FORM 10-K

         The Company's 2004 Annual Report to Stockholders including the financial statements and management's discussion and analysis of financial condition and results of operations for the year ended September 30, 2004, is being sent to stockholders of record as of March 15, 2005 with this proxy statement. STOCKHOLDERS OF RECORD AS OF MARCH 15, 2005, AND BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK ON THAT DATE, MAY OBTAIN FROM THE COMPANY, WITHOUT CHARGE, A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUSIVE OF THE EXHIBITS THERETO, BY A REQUEST THEREFOR IN WRITING. SUCH REQUESTS SHOULD BE DIRECTED TO THE COMPANY, AT ITS PHILADELPHIA ADDRESS STATED HEREIN, AND TO THE ATTENTION OF THE SECRETARY. BENEFICIAL OWNERS SHALL INCLUDE IN THEIR WRITTEN REQUESTS A GOOD FAITH REPRESENTATION THAT THEY WERE BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK ON MARCH 15, 2005.

                              STOCKHOLDER PROPOSALS

         Holders of common stock who desire to include in the Company's 2006 proxy statement proposals or nominations for the election of directors must submit such proposals or nominations to the Secretary of the Company no later than December 9, 2005. Such items must comply with the eligibility standards promulgated by the Securities and Exchange Commission.

         Also, under the Company's Bylaws, any stockholder who wishes to nominate candidates for election as directors or present a proposal at the Company's 2006 annual meeting of stockholders must deliver written notice to the Secretary of the Company no later than January 8, 2006. The notice must contain all of the information required by the Company's Bylaws, a copy of which is available upon request from the Secretary of the Company.


                                             By order of the Board of Directors,
                                             Michael S. Yecies, Secretary
                                             April 8, 2005

                                                                       EXHIBIT A


                             RESOURCE AMERICA, INC.
                      2005 OMNIBUS EQUITY COMPENSATION PLAN

         1.       PURPOSE
                  -------

         The purpose of the Plan is to provide designated (i) Employees of the Company and its Subsidiaries and (ii) Non-Employee Directors of the Company and its Subsidiaries, with the opportunity to receive grants of Options, SARs, Stock Units, Performance Shares, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. The Company believes that the Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company's stockholders, and will align the economic interests of the Participants with those of the stockholders.

         2.       DEFINITIONS
                  -----------

         Whenever used in this Plan, the following terms will have the respective meanings set forth below:

                  (a) "Board" means the Company's Board of Directors as constituted from time to time.

                  (b) "Change of Control" means the first to occur of any of the following events:

                              (i)     Any "person" (as such term is used in
sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

                  (c) The consummation of (i) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company;

                  (d) Any person has commenced a tender offer or exchange offer for a majority of the voting power of the then outstanding shares of the Company; or

                  (e) After the date this Plan is approved by the stockholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

                  (f) "Code" means the Internal Revenue Code of 1986, as amended.

                  (g) "Committee" means (i) with respect to Grants to Employees, the Compensation Committee of the Board or its delegate or its successor, or such other committee appointed by the Board to administer the Plan or its delegate or its successor, and (ii) with respect to Grants made to Non-Employee Directors, the Board or its delegate. Notwithstanding the foregoing, with respect to Grants to Employees that are intended as "qualified performance-based compensation" (as defined under section 162(m) of the Code), as well as to Employees who are officers of the Company, the Committee shall consist of two or more persons appointed by the Board, all of whom shall be "outside directors" (as defined under section 162(m) of the Code and related Treasury regulations) and "non-employee directors" as defined under Rule 16b-3 promulgated under the Exchange Act.

                  (h) "Company" means Resource America, Inc., a Delaware corporation.

                  (i) "Date of Grant" means the date a Grant is effective; provided, however, that no retroactive Grants will be made.

                  (j) "Dividend Equivalent" means an amount determined by multiplying the number of shares of Stock, Performance Shares or Stock Units subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Stock on a dividend payment date.

                  (k) "Effective Date" means May 11, 2005, subject to approval by the stockholders of the Company.

                  (l) "Employee" means an employee of an Employer (including an officer or director who is also an employee).

                  (m)      "Employer" means the Company and any Subsidiary.

                  (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (o) "Fair Market Value" of Stock is, (i) if the Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines, or (ii) if the Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

                  (p) "Grant" means an Option, SAR, Stock Unit, Performance Share, Stock Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

                  (q) "Grant Instrument" means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

                  (r) "Incentive Stock Option" means a stock option that is intended to meet the requirements of section 422 of the Code, as described in
Section 7.

                  (s) "Non-Employee Director" means a member of the Board, or a member of the board of directors of a Subsidiary, who is not an employee of the Employer.

                  (t) "Nonqualified Stock Option" means a stock option that is not intended to meet the requirements of section 422 of the Code, as described in Section 7.

                  (u) "Option" means an Incentive Stock Option or Nonqualified Stock Option to purchase shares of Stock at an Option Price for a specified period of time.

                  (v) "Option Price" means an amount per share of Stock purchasable under an Option, as designated by the Committee.

                  (w) "Other Stock-Based Award" means any Grant based on, measured by or payable in Stock (other than Grants described in Sections 7, 8, 9, 10, 11 and 12), as described in Section 13.

                  (x)      "Parent" means a "parent corporation," as defined in
section 424(e) of the Code, of the Company.

                  (y) "Participant" means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

                  (z) "Performance Shares" means an award of phantom shares, representing one or more shares of Stock, as described in Section 10.

                  (aa) "Plan" means this Resource America, Inc. 2005 Omnibus Equity Compensation Plan, as in effect from time to time.

                  (bb) "Stock" means the common stock, par value $0.01, of the Company or such other securities of the Company as may be substituted for Stock pursuant to Sections 5(d) or 18.

                  (cc) "SAR" means an award of a stock appreciation right, as described in Section 8.

                  (dd) "Stock Award" means an award of Stock, as described in Section 11.

                  (ee) "Stock Unit" means an award of a phantom unit, representing one or more shares of Stock, as described in Section 9.

                  (ff) "Subsidiary" means any entity in which the Company has a greater than 50% ownership interest. For purposes of Sections 7(c), (d) and (h), "Subsidiary" shall mean a "subsidiary corporation," as defined in section 424(f) of the Code, of the Company.

                  (gg) "Successor Participant" means the personal representative or other person entitled to succeed to the rights of the Participant in accordance with Section 17.

                  3.       ADMINISTRATION
                           --------------

                  (a) Committee. The Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of employees of the Company appointed by the Committee.

                  (b) Committee Authority. The Committee shall have the sole authority to (i) determine the Employees and Non-Employee Directors to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Grant, subject to the provisions of Section 20, (v) adopt guidelines separate from the Plan that set forth the specific terms and conditions for Grants under the Plan, and (vi) deal with any other matters arising under the Plan.

                  (c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

                  4.       GRANTS
                           ------

                  Grants under the Plan may consist of Options, SARs, Stock Units, Performance Shares, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee in separate guidelines or to the individual in the Grant Instrument or an amendment to the guidelines or Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. All Grants shall be made conditional upon the Participant's acknowledgment, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

                  5.       SHARES OF STOCK SUBJECT TO THE PLAN
                           -----------------------------------

                  (a) Shares Authorized. The total aggregate number of shares of Stock that may be issued or transferred under the Plan is 1,200,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Stock or reacquired shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan. Grants paid in cash shall not count against the foregoing share limits.

                  (b) Share Counting. For administrative purposes, when the Committee makes a Grant payable in Stock, the Committee shall reserve shares of Stock equal to the maximum number of shares of Stock that may be payable under the Grant. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units, Performance Shares, Dividend Equivalents or Other Stock-Based Awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such Grants which have not been issued shall again be available for purposes of the Plan. Shares of Stock surrendered in payment of the Option Price of an Option or withheld for purposes of satisfying the Employer's minimum tax withholding obligations with respect to Grants under the Plan shall again be available for issuance or transfer under the Plan. To the extent that any Grants are paid in cash, and not in shares of Stock, any shares previously reserved for issuance or transfer pursuant to such Grants shall again be available for issuance or transfer under the Plan.

                  (c) Individual Limits. All Grants under the Plan, other than Dividend Equivalents, shall be expressed in shares of Stock. The maximum aggregate number of shares of Stock with respect to which all Grants, other than Dividend Equivalents, may be made under the Plan to any individual during any calendar year shall be 300,000 shares, subject to adjustment as described below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $100,000. The individual limits described in this subsection (c) shall apply without regard to whether the Grants are to be paid in Stock or in cash. All cash payments (other than Dividend Equivalents) shall equal the Fair Market Value of the shares of Stock to which the cash payment relates.

                  (d) Adjustments. If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Stock available for issuance under the Plan, the maximum number of shares of Stock for which any individual may receive pursuant to Grants in any year, the number of shares covered by outstanding Grants, the kind of shares to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

                  6.       ELIGIBILITY FOR PARTICIPATION
                           -----------------------------

                  (a) Eligible Persons. All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.

                  (b) Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the terms and conditions of the Grant and the number of shares of Stock subject to each Grant.

                  7.       OPTIONS
                           -------

                  (a) General Requirements. The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7.

                  (b) Number of Shares. The Committee shall determine the number of shares of Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.

                  (c)      Type of Option and Price.

                           (i) The Committee may grant Incentive Stock Options
or Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options may be granted only to Employees of the Company or its Parent or Subsidiaries. Nonqualified Stock Options may be granted to Employees and Non-Employee Directors.

                           (ii) The Option Price shall be determined by the
Committee and may be equal to or greater than the Fair Market Value of the shares of Stock subject to the Grant on the Date of Grant; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, unless the Option Price is not less than 110% of the Fair Market Value on the Date of Grant.

                  (d) Option Term. The Committee shall determine the term of each Option. The term of an Option shall not exceed ten years from the Date of Grant. However, an Incentive Stock Option that is granted to an Employee who, at the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary, may not have a term that exceeds five years from the Date of Grant.

                  (e) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

                  (f) Termination of Employment or Service. Except as provided in the Grant Instrument, an Option may only be exercised while the Participant is employed by, or providing service to, the Employer. The Committee shall specify in the Grant Instrument under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

                  (g) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company or its designated agent. The Participant shall pay the Option Price and any withholding taxes for the Option (i) in cash or by certified check, (ii) with the approval of the Committee, by delivering shares of Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Option Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the Option Price, (iii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Participant exercises the Option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made.

Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that if the aggregate Fair Market Value on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a Parent or Subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

                  8.       SARS
                           ----

                  (a) General Requirements. The Committee may grant SARs to any Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each SAR shall represent the right of the Participant to receive, upon settlement of the SAR, shares of Stock or cash equal to the amount by which the Fair Market Value of a share of Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described below in Section 8(c).

                  (b) Terms of SARs. The Committee shall determine the terms and conditions of SARs and may grant SARs separately from or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or any time thereafter while the Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. The Committee will determine the number of SARs to be granted, the base amount, the vesting and other restrictions applicable to SARs and the period during which SARs will remain exercisable.

                  (c) Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted.

                  (d) Payment With Respect to SARs. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, in Stock, or in a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Stock to be received, Stock shall be valued at its Fair Market Value on the date of exercise of the SAR. If shares of Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

                  (e) Requirement of Employment or Service. The Committee shall determine in the Grant Instrument under what circumstances a Participant may retain SARs after termination of the Participant's employment or service, and the circumstances under which SARs may be forfeited.

                  9.       STOCK UNITS
                           -----------

                  (a) General Requirements. The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 9. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to accounts on the Company's records for purposes of the Plan.

                  (b) Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

                  (c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee. The Grant Instrument shall specify the maximum number of shares that shall be paid under the Stock Units.

                  (d) Requirement of Employment or Service. The Committee shall determine in the Grant Instrument under what circumstances a Participant may retain Stock Units after termination of the Participant's employment or service, and the circumstances under which Stock Units may be forfeited.

                  10.      PERFORMANCE SHARES
                           ------------------

                  (a) General Requirements. The Committee may grant Performance Shares to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 10. Each Performance Share shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals are met. All Performance Shares shall be credited to accounts on the Company's records for purposes of the Plan.

                  (b) Terms of Performance Shares. The Committee shall establish the performance goals and other conditions for payment of Performance Shares. Performance Shares may be paid at the end of a specified performance or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Performance Shares to be granted and the requirements applicable to such Performance Shares.

                  (c) Payment With Respect to Performance Shares. Payment with respect to Performance Shares shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee. The Committee shall establish in the Grant Instrument a target amount to be paid under a Performance Share based on achievement of the performance goals.

                  (d) Requirement of Employment or Service. The Committee shall determine in the Grant Instrument under what circumstances a Participant may retain Performance Shares after termination of the Participant's employment or service, and the circumstances under which Performance Shares may be forfeited.

                  11.      STOCK AWARDS
                           ------------

                  (a) General Requirements. The Committee may issue or transfer shares of Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 11. Shares of Stock issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

                  (b) Number of Shares. The Committee shall determine the number of shares of Stock to be issued or transferred pursuant to a Stock Award and any restrictions applicable to such shares.

                  (c) Requirement of Employment or Service. The Committee shall determine in the Grant Instrument under what circumstances a Participant may retain Stock Awards after termination of the Participant's employment or service, and the circumstances under which Stock Awards may be forfeited.

                  (d) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 17. Each certificate, or electronic book entry equivalent, for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Committee may retain possession of any stock certificates for Stock Awards until all restrictions on such shares have lapsed.

                  (e) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Committee may determine that a Participant's entitlement to dividends or other distributions with respect to a Stock Award shall be subject to achievement of performance goals or other conditions.

                  12.      DIVIDEND EQUIVALENTS
                           --------------------

                  (a) General Requirements. When the Committee makes a Grant under the Plan, the Committee may grant Dividend Equivalents in connection with such Grants, under such terms and conditions as the Committee deems appropriate under this Section 12. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to accounts on the Company's records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, as determined by the Committee. Unless otherwise specified in the Grant Instrument, deferred Dividend Equivalents will not accrue interest. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals.

                  (b) Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash or shares of Stock or in a combination of the two, as determined by the Committee.

                  13.      OTHER STOCK-BASED AWARDS
                           ------------------------

                  The Committee may grant other awards that are cash-based or based on, measured by or payable in Stock to Employees or Non-Employee Directors, on such terms and conditions as the Committee deems appropriate under this Section 13. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Instrument.

                  14.      QUALIFIED PERFORMANCE-BASED COMPENSATION
                           ----------------------------------------

                  (a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered "qualified performance-based compensation" under section 162(m) of the Code. The provisions of this Section 14 shall apply to any such Grants that are to be considered "qualified performance-based compensation" under section 162(m) of the Code. To the extent that Grants of Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards designated as "qualified performance-based compensation" under section 162(m) of the Code are made, no such Grant may be made as an alternative to another Grant that is not designated as "qualified performance based compensation" but instead must be separate and apart from all other Grants made.

                  (b) Performance Goals. When Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards that are to be considered "qualified performance-based compensation" are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of section 162(m) of the Code for "qualified performance-based compensation." The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

                  (c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: Stock price, earnings per share of Stock, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to the Participant's business unit or the performance of the Company, a Subsidiary, or the Company and its Subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

                  (d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

                  (e) Certification of Results. The Committee shall certify and announce the results for the performance period to all Participants after the Company announces the Company's financial results for the performance period. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the terms of each Grant Instrument.

                  (f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Instrument that Grants shall be payable, in whole or in part, in the event of the Participant's death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

                  15.      DEFERRALS
                           ---------

                  The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Stock that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for such deferrals. Any deferrals under the Plan shall be intended to comply with the requirements of section 409A of the Code, and any corresponding regulations and guidance.

                  16.      WITHHOLDING OF TAXES
                           --------------------

                  (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Participant or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.

                  (b) Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Employer's tax withholding obligation with respect to Grants paid in Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. In addition, with respect to any required tax withholding amount that exceeds the minimum applicable withholding tax rate, the Committee may permit a Participant to satisfy such tax withholding obligation with respect to such excess amount by providing that the Participant may elect to deliver to the Company shares of Stock owned by the Participant that have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company. The elections described in this subsection (b) must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

                  17.      TRANSFERABILITY OF GRANTS
                           -------------------------

                  (a) In General. Except as provided in this Section 17, only the Participant may exercise rights under a Grant during the Participant's lifetime. A Participant may not transfer those rights except by will or by the laws of descent and distribution, or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order. When a Participant dies, the Successor Participant may exercise such rights in accordance with the terms of the Plan. A Successor Participant must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant's will or under the applicable laws of descent and distribution.

                  (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide in a Grant Instrument that a Participant may transfer Nonqualified Stock Options to family members of the Participant, one or more trusts in which family members of the Participant have more than 50% of the beneficial interest, foundations in which family members of the Participant (or the Participant) control the management of assets, or any other entity in which family members of the Participant (or the Participant) own more than 50% of the voting interests, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

                  18.      CONSEQUENCES OF A CHANGE OF CONTROL
                           -----------------------------------

                  (a) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

                  (b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants: the Committee may (i) determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part, upon the Change of Control or upon such other event as the Committee determines, (ii) determine that the restrictions and conditions on outstanding Stock Awards shall lapse, in whole or in part, upon the Change of Control or upon such other event as the Committee determines,
(iii) determine that Grantees holding Stock Units, Performance Shares, Dividend Equivalents, and Other Stock-Based Awards shall receive a payment in settlement of such Stock Units, Performance Shares, Dividend Equivalents, and Other Stock-Based Awards in an amount determined by the Committee, (iv) require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Stock, as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Stock subject to the Participant's unexercised Options and SARs exceeds the Option Price of the Options or the base amount of SARs, as applicable, or (v) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify. The Committee shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Grants shall continue in effect according to their terms (subject to any assumption pursuant to subsection (a)).

                  (c) Committee. The Committee making the determinations under this Section 18 following a Change of Control must be comprised of the same members as those on the Committee immediately before the Change of Control.

                  19.      REQUIREMENTS FOR ISSUANCE OF SHARES
                           -----------------------------------

         No shares of Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

                  20.      AMENDMENT AND TERMINATION OF THE PLAN
                           -------------------------------------

                  (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, impair any rights or obligations under any Grant previously made to the Participant, unless such right has been reserved in the Plan or the Grant Instrument, or except as provided in Section 21(b) below.

                  (b) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the stockholders of the Company provide prior approval for such repricing.

                  (c) Stockholder Approval for "Qualified Performance-Based Compensation." If Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards are granted as "qualified performance-based compensation" under Section 14 above, the Plan must be reapproved by the Company's stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 14, if additional Grants are to be made under Section 14 and if required by section 162(m) of the Code or the regulations thereunder.

                  (d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

                  21.      MISCELLANEOUS
                           -------------

                  (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Grants.

                  (b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants comply with the applicable provisions of sections 162(m), 409A and 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

                  (c) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

                  (d) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. Neither the Company or any other Employer shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company or any other Employer and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company or any other Employer. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

                  (e) Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

                  (f) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                  (g) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

                             RESOURCE AMERICA, INC.

                                      PROXY

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                     OF DIRECTORS OF RESOURCE AMERICA, INC.


         The undersigned hereby constitutes and appoints Jonathan Z. Cohen and Michael S. Yecies, or either of them, as and for his proxies, each with the power to appoint such proxy's substitute, and hereby authorizes them, or either of them, to vote all of the shares of common stock of Resource America, Inc. held of record by the undersigned on March 15, 2005, at the Annual Meeting of Stockholders of Resource America, Inc. to be held Wednesday, May 11, 2005 and at any and all adjournments thereof as follows:

                                                              I plan to attend
                                                                 the meeting
                                                                     +-+
                                                                     +-+
         1. ELECTION OF DIRECTORS.

         The nominees for election are Carlos C. Campbell and Edward E.
Cohen.

  FOR all nominees             Withhold Authority             To withhold
  listed above                 to vote for all                authority to vote
  (except as marked            nominees listed                for any individual
  to the contrary at           above                          nominee, write
  the right)                                                  that nominee's
                                                              name in the space
                                                              provided below.

        +-+                              +-+
        +-+                              +-+


         2. PROPOSAL TO ADOPT THE 2005 OMNIBUS EQUITY COMPENSATION PLAN.


    +-+                          +-+                          +-+
    +-+  FOR                     +-+  AGAINST                 +-+  ABSTAIN


         3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


     +-+                         +-+                          +-+
     +-+  FOR                    +-+  AGAINST                 +-+  ABSTAIN


         This proxy, when properly executed, will be voted in the manner specified above by the named proxies. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED AND FOR APPROVAL OF THE 2005 OMNIBUS EQUITY COMPENSATION PLAN. Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:__________________, 2005


_________________________
Signature of stockholder

_________________________
Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.